Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: Determination Date: Distribution Date:	06/30/2005 07/12/2005 07/15/2005

		Original	Beginning			Current	Total Class		Ending
	Certificate	Certificate	Certificate			Realized	Principal	Total	Certificate
Class	Rate	Balance	Balance	Interest	Principal	Loss	Distribution	Distribution	Balance
AS-1	0.0000%	137,788,000.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand				0.00000000	0.00000000		0.00000000	0.00000000	0.00000000
AS-2	0.0000%	141,057,000.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand				0.00000000	0.00000000		0.00000000	0.00000000	0.00000000
AS-3	3.3000%	190,443,000.00	162,118,000.00	445,824.50	3,375,000.00	0.00	3,375,000.00	3,820,824.50	158,743,000.00
Factors per Thousand				2.34098654	17.72183803		17.72183803	20.06282457	833.54599539
MS-1	4.0700%	22,084,000.00	13,189,355.99	44,733.90	274,488.11	0.00	274,488.11	319,222.01	12,914,867.88
Factors per Thousand				2.02562489	12.42927504		12.42927504	14.45489993	584.80655135
MS-2	4.4700%	23,463,000.00	14,013,690.75	52,201.00	291,643.63	0.00	291,643.63	343,844.63	13,722,047.12
Factors per Thousand				2.22482206	12.42993777		12.42993777	14.65475983	584.83770703
BS	6.2200%	12,423,000.00	7,419,012.75	38,455.22	154,399.57	0.00	154,399.57	192,854.79	7,264,613.18
Factors per Thousand				3.09548579	12.42852532		12.42852532	15.52401111	584.77124527
Pool I		527,258,000.00	196,740,059.49	581,214.62	4,095,531.31	0.00	4,095,531.31	4,676,745.93	192,644,528.18
Totals				1.10233438	7.76760392		7.76760392	8.86993830	365.37051724

AN	3.7200%	55,395,000.00	14,124,511.75	43,785.99	162,793.34	0.00	162,793.34	206,579.33	13,961,718.41
Factors per Thousand				0.31777796	1.18147694		2.93877326	3.72920534	252.03932503
MN	4.4700%	2,229,000.00	1,132,117.35	4,217.14	13,048.33	0.00	13,048.33	17,265.47	1,119,069.02
Factors per Thousand				0.03060600	0.09469857		5.85389249	7.74583670	502.04980709
BN	6.2200%	4,457,000.00	2,406,372.16	12,473.03	168,234.09	0.00	168,234.09	180,707.12	2,238,138.07
Factors per Thousand				0.09052334	1.22096333		37.74603879	40.54456361	502.16245681
Pool II		62,081,000.00	17,663,001.26	60,476.16	344,075.76	0.00	344,075.76	404,551.92	17,318,925.50
Totals				0.11469937	0.65257571		5.54236821	6.51651745	278.97304328

Totals		589,339,000.00	214,403,060.75	641,690.78	4,439,607.07	0.00	4,439,607.07	5,081,297.85	209,963,453.68

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: Determination Date: Distribution Date:	06/30/2005 07/12/2005 07/15/2005

			Interest	Applied		Unpaid
	Interest	Remittance	Shortfall	Realized Loss	Realized Loss	Realized Loss
Class	Requirement	Rate	Carryforward	Amount	Amount	Amount
AS-1	0.00	0.0000%	0.00	0.00	0.00	0.00
AS-2	0.00	0.0000%	0.00	0.00	0.00	0.00
AS-3	445,824.50	3.3000%	0.00	0.00	0.00	0.00
MS-1	44,733.90	4.0700%	0.00	0.00	0.00	0.00
MS-2	52,201.00	4.4700%	0.00	0.00	0.00	0.00
BS	38,455.22	6.2200%	0.00	0.00	0.00	0.00

AN	43,785.99	3.7200%	0.00	0.00	0.00	0.00
MN	4,217.14	4.4700%	0.00	0.00	0.00	0.00
BN	12,473.03	6.2200%	0.00	0.00	0.00	0.00

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: Determination Date: Distribution Date:	06/30/2005 07/12/2005 07/15/2005
POOL I

Schedule of Remittance

Aggregate Amount Received		7,088,443.88
Monthly Advances		0.00
Transfer from Rounding Account		2,251.00
Reimburse Rounding Account		(1,138.76)
(Servicing Fee)		(78,859.23)
(Unreimbursed Monthly Advances)		0.00

Available Remittance Amount		7,010,696.89

Bond Interest Distributed		581,214.62
Bond Principal Distributed		4,095,531.31
Escrow Fee		24,592.51
Amounts transferred to the Owner Trustee		2,309,358.45

		7,010,696.89

Collateral Information

Accelerated Principal Distribution		0.00
Aggregate Beginning Principal Balance of Loans		219,822,599.93
Aggregate Ending Principal Balance of Loans		215,247,797.97
Principal Prepayments (No. / Amt)	6	4,000,774.14
Curtailments		69,261.67
Excess and Monthly Payments		504,766.15
Recoveries on Previous Realized Losses		1,120,943.37
Interest Received		1,392,698.55
Compensating Interest		500.20
Realized Losses (Current/Cumulative)	0.00	39,308,597.17
Excess Spread		1,828,975.56
Spread Amount		22,603,269.79
Specified Subordinated Amount		22,601,018.79

Weighted Average Business Loan Interest Rate		7.0155%
LIBOR Rate		3.2200%
Auction Rate		3.3000%
Prior Three Months Weighted Average Loan Interest Rate

03-31-05	04-30-05	05-31-05
6.7108%	7.0307%	7.0197%

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: Determination Date: Distribution Date:	06/30/2005 07/12/2005 07/15/2005
Pool II

Schedule of Remittance

Aggregate Amount Received		413,434.58
Monthly Advances		0.00
(Servicing Fee)		(8,042.86)
(Unreimbursed Monthly Advances)		0.00

Available Remittance Amount		405,391.72

Bond Interest Distributed		60,476.16
Bond Principal Distributed		344,075.76
Escrow Fee		735.96
Amounts transferred to the Owner Trustee		103.84

		405,391.72

Collateral Information

Accelerated Principal Distribution		0.00
Aggregate Beginning Principal Balance of Loans		21,564,140.07
Aggregate Ending Principal Balance of Loans		21,315,600.62
Principal Prepayments (Number / Amount)	0	0.00
Curtailments		0.00
Excess and Monthly Payments		248,539.45
Recoveries on Previous Realized Losses		13,367.47
Interest Received		151,527.66
Compensating Interest		0.00
Realized Losses (Current / Cumulative)	0.00	9,000,907.27
Excess Spread		95,640.15
Spread Amount		3,996,675.12
Specified Subordinated Amount		3,996,675.12
LOC Available Amount		0.00
LOC Available Amount as percentage of Pool Principal Balance		0.00%

Weighted Average Business Loan Interest Rate		7.5347%
LIBOR Rate		3.2200%
Prior Three Months Weighted Average Loan Interest Rate

03/31/05	04/30/05	05/31/05
7.0870%	7.5369%	7.5360%

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: Determination Date: Distribution Date:	06/30/2005 07/12/2005 07/15/2005
Exhibit L

Outstanding Balance — Pool I	215,247,797.97
# Accounts	327

Delinquent Information	# Loans	Pool Amount	Pool%
Delinquent 1-29 Days	178	120,688,146.42	56.07%
Delinquent 30-59 Days	5	4,215,260.39	1.96%
Delinquent 60-89 Days	1	347,434.95	0.16%
Delinquent 90 and Over	2	2,221,159.07	1.03%

Loans in Foreclosure	0	0.00	0.00%
REO Property	0	0.00	0.00%

Totals	186	127,472,000.83	59.22%

Outstanding Balance — Pool II	21,315,600.62
# Accounts	74

Delinquent Information	# Loans	Pool Amount	Pool %
Delinquent 1-29 Days	36	11,866,904.56	55.67%
Delinquent 30-59 Days	0	0.00	0.00%
Delinquent 60-89 Days	0	0.00	0.00%
Delinquent 90 and Over	1	101,002.65	0.47%

Loans in Foreclosure	0	0.00	0.00%
REO Property	0	0.00	0.00%

Totals	37	11,967,907.21	56.15%

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 06/30/2005 Determination Date: 07/12/2005 Distribution Date: 07/15/2005
Series 1999-1
The following additional information, presented in dollars, pursuant to Section 7.10 subclauses (ii), (iii), (v), (vi), (vii), (viii), and (xv) is provided for each Class per $1,000 original dollar amount as of the Cut-off date.

Sub-Clause	Class AS-1	Class AS-2	Class AS-3	Class MS-1	Class MS-2	Class BS	Pool I
(ii)	0	0	851	597	597	597	373
(iii)	0	0	18	12	12	12	8
(v)	0	0	2	2	2	3	1
(vi)	0	0	21	0	0	0	8
(vii)	0	0	0	0	0	0	0
(viii)	0	0	3	0	0	0	1
(xv) (a, b & c)	0	0	834	585	585	585	365

Sub-Clause	Class AN	Class MN	Class BN	Pool II
(ii)	255	508	540	285
(iii)	3	6	38	6
(v)	1	2	3	1
(vi)	0	0	0	0
(vii)	0	0	0	0
(viii)	4	0	0	4
(xv) (a, b & c)	252	502	502	279

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 06/30/2005 Determination Date: 07/12/2005 Distribution Date: 07/15/2005

I, Stephanie Hartson, Assistant Vice President, represent that Wachovia Commercial Mortgage, Inc., complied with section 7.10 of the Sale and Servicing Agreement dated May 31, 1999 pertaining to Series 1999-1 in preparing the accompanying Trust Administrator’s Certificate.

Wachovia Commercial Mortgage, Inc.

By: /s/ Stephanie Hartson

Name: Stephanie Hartson
Title: Assistant Vice President

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300